SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 20, 1998


                                McMoRan Oil & Gas Co.


              Delaware               0-23870                72-1266477

       (State or other             (Commission           (IRS Employer
        jurisdiction of             File Number)          Identification
        incorporation or            Number)
        organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000



          Item 5.   Other Events.
               ------------------
          NEW ORLEANS, LA., January 20, 1998 -- McMoRan Oil & Gas Co. (NASDAQ: MOXY) announced today that its Board of Directors has
          elected Mr. Gerald J. Ford to the Board.   Mr. Ford, age 53, is
          the Chairman of the Board and Chief Executive Officer of California Federal Bank (formerly known as First Nationwide
          Bank), a California based Federal Savings Bank with approximately
          $30 billion in assets.   Mr. Ford graduated from Southern
          Methodist University in 1966 with a Bachelor of Arts degree and earned a Juris Doctorate degree from Southern Methodist University's School of Law in 1969.
               MOXY also announced that effective December 15, 1997, Mr. Ford has joined as a joint venture participant in the MOXY Exploration Program, MOXY's previously announced expanded exploration program with Phosphate Resource Partners, Limited Partnership (NYSE:PLP), formerly Freeport-McMoRan Resource Partners, Limited Partnership. The exploration program has been expanded from an aggregate $200 million to $210 million and sharing percentages for costs have been adjusted to be 56.4% for PLP, 37.6 percent for MOXY and 6 percent for Mr. Ford. Ownership and revenue sharing percentages in the exploration program have also been adjusted to 47 percent for PLP, 48 percent for MOXY and 5 percent for Mr. Ford.
               "We are very pleased with the addition of Jerry Ford to MOXY's Board and to have him as a participant in our exploration program," said Richard C. Adkerson, Co-Chairman and Chief Executive Officer of MOXY. "His experience and expertise will be a great benefit to our Board and management team and to our shareholders."
               In addition, MOXY announced today that Ms. Gabrielle K. McDonald and Messrs. Robert W. Bruce III, William B. Harrison, Jr., Bobby Lee Lackey, George Putnam and J. Taylor Wharton have retired from MOXY's Board of Directors. Regarding the retirements, Mr. Adkerson said, "We appreciate the valuable contributions of this group of former directors to MOXY."
               As a result of these changes, MOXY's Board of Directors now consists of Messrs. James R. Moffett, Co-Chairman of the Board, Richard C. Adkerson, Robert A. Day, Gerald J. Ford and B. M. Rankin, Jr.
               MOXY is an independent oil and gas company engaged in the exploration, development and production of oil and natural gas reserves offshore in the Gulf of Mexico and onshore in the Gulf Coast area. The company generates prospects and evaluates farmin opportunities applying its geological and geophysical expertise
          using   3-D seismic data and state of the art technology.
                                    #     #     #




                                      SIGNATURE
                                 ------------------

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Oil & Gas Co.


                                        By:   /s/ C. Donald Whitmire
                                             ------------------------------
                                             C. Donald Whitmire
                                                 Controller
                                            (authorized signatory and
                                           Principal Accounting Officer)

          Date:  February 3, 1998